Exhibit 23.4

                      Letterhead of Pannell Kerr Forster


Board of Directors
Northstar Electronics Inc.
1455 - 409 Granville Street
Vancouver, B.C. V6G 2J2


We hereby consent to the use of our report dated March 13, 2000, for the year ended December 31, 1999 included in the form SB-1 in accordance with Section 12 of the Securities and Exchange Act of 1934.


/s/ Pannell Kerr Forster
---------------------------
Chartered Accountants

Vancouver, Canada
April 4, 2000